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                                                                   EXHIBIT 10.16

                          THE ADVISORY BOARD COMPANY
                                TERM SHEET FOR
                     DIRECTOR NON-QUALIFIED STOCK OPTIONS

FOR GOOD AND VALUABLE CONSIDERATION, The Advisory Board Company, a Maryland corporation (the "Company"), hereby grants to Optionee named below the non-qualified stock option (the "Option") to purchase any part or all of the number of shares of its $0.01 par value Class B Nonvoting Common Stock (the "Common Stock") that are covered by this Option, as specified below, at the Exercise Price per share specified below and upon the terms and subject to the conditions set forth in this Term Sheet, the Plan specified below (the "Plan") and the Standard Terms and Conditions (the "Standard Terms and Conditions") promulgated under such Plan, each as amended from time to time. This Option is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.


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
The Plan:                         This Option is granted pursuant to the Company's
                                  Directors' Stock Plan attached hereto as Exhibit A.
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Name of Optionee:
----------------------------------------------------------------------------------------------
Social Security Number:
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Grant Date:
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Number of Shares of Common
Stock covered by Option:
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Exercise Price Per Share:         $
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Expiration Date:
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Vesting Schedule:
                                  -----------, subject to the Standard Terms and Conditions
                                  attached hereto as Exhibit B.
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


This Option is not intended to qualify as an incentive stock option under
Section 422 of the Internal Revenue Code of 1986, as amended. By accepting this Term Sheet, Optionee acknowledges that he or she has received and read, and agrees that this Option shall be subject to, the terms of this Term Sheet, the Plan and the Standard Terms and Conditions.

THE ADVISORY BOARD COMPANY           THE OPTIONEE


By:
    --------------------------       ------------------------------------------
Name:                                Name:
Title:                               Address:



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                         THE ADVISORY BOARD COMPANY
                      STANDARD TERMS AND CONDITIONS FOR
                    DIRECTOR NON-QUALIFIED STOCK OPTIONS


1.      TERMS OF OPTION

        THE ADVISORY BOARD COMPANY, a Maryland corporation (the "Company"), has granted to the Optionee named in the Term Sheet provided to said Optionee herewith (the "Term Sheet") a non-qualified stock Option (the "Option") to purchase any part or all of the number of shares of the Company's Class B Common Stock, $0.01 par value per share (the "Common Stock"), set forth in Term Sheet, at the purchase price per share and upon the other terms and subject to the conditions set forth in the Term Sheet, these Standard Terms and Conditions (as amended from time to time), and the Plan specified in the Term Sheet (the "Plan"). The Option is granted in consideration for Optionee's service as a director of the Company.

2.      NON-QUALIFIED STOCK OPTION

        The Option is not intended to be an incentive stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and will be interpreted accordingly.

3.      CONTINUED SERVICE

        Except as otherwise provided in these Standard Terms and Conditions and the Plan, the Option shall be exercisable only if Optionee serves as a director of the Company on the date that the Option becomes vested, as set forth in the Term Sheet.

4.      OPTION EXERCISE PRICE

        The exercise price (the "Exercise Price") of the Option is set forth in the Term Sheet.

5.      TERM OF OPTION AND EXERCISE OF OPTION

        To the extent not previously exercised, and subject to termination or acceleration as provided in these Standard Terms and Conditions, the Option shall be fully exercisable on and after it becomes vested, as described in the Term Sheet, to purchase up to that number of shares of Common Stock as set forth in the Term Sheet. Notwithstanding anything to the contrary in Sections 6 through 9 hereof, no part of the Option may be exercised after ten (10) years from the grant date set forth in the Term Sheet.

        To exercise the Option (or any part thereof), Optionee shall deliver a "Notice of Exercise" to the Company specifying the number of whole shares of Common Stock Optionee wishes to purchase and how Optionee's shares of Common Stock should be registered (in Optionee's name only or in Optionee's and Optionee's spouse's names as community property or as joint tenants with right of survivorship). The Company shall not be




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        obligated to issue any shares of Common Stock until Optionee shall have paid the total Exercise Price for that number of shares of Common Stock. The Exercise Price may be paid (a) in cash, (b) by payment under an arrangement with a broker where payment is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the Option shares to the Company, (c) by tendering (either physically or by attestation) shares of Common Stock owned by Optionee and having a Market Value (defined in the Plan) on the date of exercise equal to the Exercise Price but only if such will not result in an accounting charge to the Company, or (d) by any combination of the foregoing. In addition, the Exercise Price may be payable in such other form(s) of consideration as the Committee (defined in the Plan) in its discretion shall specify, including without limitation by loan or by techniques that may result in an accounting charge to the Company. Fractional shares may not be exercised. Shares of Common Stock will be issued as soon as practical after exercise. Optionee will have the rights of a stockholder only after the shares of Common Stock have been issued.

        Notwithstanding the above, the Company shall not be obligated to deliver any shares of Common Stock during any period when the Company determines that the exercisability of the Option or the delivery of shares hereunder would violate any federal, state or other applicable laws.

6.      TERMINATION OF RELATIONSHIP

        After the effective date of his or her election as a director, if Optionee ceases to be a director of the Company for any reason other than death, Disablement (defined below) or Retirement (defined below), Optionee may at any time within ninety (90) days from the date of such termination exercise the Option to the extent it was exercisable on the date of termination. After such ninetieth (90th) day, the Option shall terminate to the extent that it is unexercised.

7.      DEATH

        If Optionee ceases to be a director of the Company on account of Optionee's death while in the service of the Company as a director, the executor of Optionee's will, administrator of Optionee's estate or any successor trustee of a grantor trust may exercise Optionee's rights during the twelve (12) months next succeeding the date of death. The number of shares exercisable by Optionee's estate or beneficiary will be the total number of unexercised shares under the Option were exercisable on the date of Optionee's death. If Optionee dies within thirty (30) days of ceasing service with the Company as a director, the executor of Optionee's will, administrator of Optionee's estate or any successor trustee of a grantor trust may exercise within twelve (12) months from the date of Optionee's termination those outstanding options which were exercisable on the date of Optionee's termination.

        After either twelve (12) month period described in this Section 7, the Option shall terminate to the extent that it is unexercised.




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8.      DISABILITY

        If Optionee ceases to be a director of the Company on account of Optionee's Disablement, Optionee may within twelve (12) months from the date of Optionee's Disablement exercise the Option to the extent it was exercisable on the date of Optionee's Disablement. After such twelve
        (12) month period, the Option shall terminate to the extent that it is unexercised. For purposes of these Standard Terms and Conditions, "Disablement" means a physical condition arising from an illness or injury which renders an individual incapable of performing work. The determination of the Committee as to an individual's Disablement shall be conclusive on all of the parties.

9.      RETIREMENT

        If Optionee ceases to be a director of the Company on account of Optionee's retirement from the Board of Directors, the Option, to the extent it was exercisable on the date of Retirement, may be exercised by Optionee for a period of twelve (12) months following the date of Optionee's Retirement.

        After such twelve (12) month period, the Option shall terminate to the extent that it is unexercised. "Retirement" means ceasing from service as a director of the Company at or after age 60.

10.     INCOME TAXES WITHHOLDING

        The Company shall not be obligated to issue any shares of Common Stock pursuant to the exercise of the Option until the Optionee has satisfied in full any and all taxes and tax withholding requirements as may be applicable. Such taxes may be paid in the manner provided for payment of the Exercise Price of the Option. The Committee may, in its discretion, make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the issuance or exercise of the Option including, but not limited to, deducting the amount of any such withholding taxes from any amount then or thereafter payable to the Optionee.

11.     NON-TRANSFERABILITY OF OPTION

        Unless otherwise provided by the Committee, Optionee may not assign or transfer the Option to anyone other than by will or the laws of descent and distribution and Options shall be exercisable only by Optionee during his or her lifetime. The Company may cancel Optionee's Option if Optionee attempts to assign or transfer it in a manner inconsistent with this Section 11.

12.     DISPUTES

        Any disagreement concerning Optionee's Option shall be finally and conclusively determined as provided in the Plan.




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13.     THE PLAN AND OTHER AGREEMENTS

        The provisions of the Plan are incorporated into these Standard Terms and Conditions by this reference. In the event of a conflict between the terms and conditions of these Standard Terms and Condition and the Plan, the Plan controls. Certain capitalized terms not otherwise defined herein are defined in the Plan.

        The Term Sheet, these Standard Terms and Conditions and the Plan constitute the entire understanding between Optionee and the Company regarding the Option. Any prior agreements, commitments or negotiations concerning the Option are superseded.

14.     NO INTEREST IN SHARES SUBJECT TO OPTION.

        Neither Optionee (individually or as a member of a group) nor any beneficiary or other person claiming under or through Optionee shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Term Sheet or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person upon exercise of the Option or any part of it.

15.     NOT A CONTRACT FOR SERVICES.

        Nothing in the Plan, in the Term Sheet, these Standard Terms and Conditions or any other instrument executed pursuant the Plan shall confer upon Optionee any right to continue to serve as a director of the Company or shall affect the right of the Company to terminate Optionee with or without cause.

16.     NOTICES.

        All notices, requests, demands and other communications pursuant to these Standard Terms and Conditions shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

        If to the Company to:

        The Advisory Board Company
        600 New Hampshire Avenue, N.W.
        Washington, D.C.  20037
        Attention:  Chairman of the Board

        If to the Optionee, to the address set forth below the Optionee's signature on the Term Sheet.



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17.     SEPARABILITY.

        In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

18.     HEADINGS.

        The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

19.     FURTHER ASSURANCES.

        Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of these Standard Terms and Conditions.

20.     BINDING EFFECT.

        These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.



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